UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2006

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information in this Current Report is being furnished and shall be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.  The information contained in this Current Report and the exhibits attached hereto shall be incorporated by reference into any registration statement or other document filed with the Commission.

On October 12, 2006, Amylin Pharmaceuticals, Inc. and Wockhardt UK (Holdings) Ltd. entered into a Commercial Supply Agreement pursuant to which Wockhardt will supply Amylin with finished dosage form of SYMLIN® (pramlintide acetate) injection in cartridges for use in a pre-filled disposable pen injection device (the SYMLINPen™).  If Amylin receives approval from the Food and Drug Administration for the SYMLINPen, Amylin will be required to make minimum annual purchases from Wockhardt and the Commercial Supply Agreement will have a term of five years.  Amylin and Wockhardt have normal and customary termination rights, including termination for material breach or upon various financial events.  In addition, Amylin may terminate the Commercial Supply Agreement if Wockhardt loses its manufacturing authorizations for this product or fails a regulatory inspection.  Amylin and CP Pharmaceuticals Ltd., the predecessor company to Wockhardt, are parties to a Commercial Supply Agreement, dated October 7, 2004, pursuant to which Amylin engaged CP to manufacture commercial supplies of exenatide in cartridges for twice daily BYETTA® (exenatide) injection.  Amylin and CP were also parties to a Manufacturing Agreement, dated April 28, 1999, pursuant to which Amylin engaged CP to manufacture commercial supplies of pramlintide injection product.  The Manufacturing Agreement terminated on October 12, 2006 upon the effectiveness of the Wockhardt Commercial Supply Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

On October 12, 2006, Amylin and CP mutually agreed to terminate the Manufacturing Agreement, dated April 28, 1999, referred to in Item 1.01 pursuant to which Amylin engaged CP to manufacture commercial supplies of pramlintide injection product.  Amylin and CP terminated this agreement in connection with the effectiveness of the Commercial Supply Agreement, dated October 12, 2006, between Amylin and Wockhardt.  Under the terms of the Manufacturing Agreement, Amylin would have been required to make minimum purchases from CP if Amylin had received approval for the pramlintide injection product during the term of the agreement.  The Manufacturing Agreement had an original term of six years and contained normal and customary termination rights, including termination for material breach or upon various financial events.  Amylin and CP are also parties to two commercial supply agreements as described in Item 1.01.

Item 2.02.  Results of Operations and Financial Condition.

On October 18, 2006, Amylin Pharmaceuticals, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2006.  A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

99.1	Press release issued by Amylin on October 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: October 18, 2006	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Legal, Secretary and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press release issued by Amylin on October 18, 2006.